Exhibit 15
May 9, 2007
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Re: Ford Motor Credit Company LLC (formerly Ford Motor Credit Company) Registration Statements
Nos. 333-131062 and 333-132557 on Form S-3 and No. 333-137066 on Form S-4
Commissioners:
We are aware that our report dated May 9, 2007 on our review of interim financial information of Ford Motor Credit Company LLC (the “Company”) for the three-month periods ended March 31, 2007 and 2006 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

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